SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 28, 2007

                            WAUWATOSA HOLDINGS, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)

United States of America               000-51507                 20-3598485
----------------------------     ----------------------      ---------------
(State or Other Jurisdiction)     (Commission File No.)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)


11200 W. Plank Ct., Wauwatosa, Wisconsin                         53226
----------------------------------------                         -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (414) 761-1000
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01.  Other Events.
-------------------------

     On September 28, 2007, Wauwatosa Holdings, Inc. (the "Company"), completed its charter conversion to change the Company's charter from a Wisconsin corporation to that of a federal corporation regulated exclusively by the Office of Thrift Supervision (the "OTS"). Similarly, the Company's mutual holding company parent, Lamplighter Financial, MHC (the "MHC") also completed its charter conversion to change the MHC's charter from a Wisconsin chartered mutual holding company to a federally chartered mutual holding company exclusively regulated by the OTS. The charter conversions were approved by the OTS and the Company's charter conversion was approved by its shareholders at a special meeting held on June 12, 2007.

     Pursuant to the plan of charter conversion, the outstanding shares of common stock, par value $.01 per share of the Company as a Wisconsin corporation, became by operation of law, on a one-for-one basis, common stock, par value $.01 per share of the Company as a federal corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       WAUWATOSA HOLDINGS, INC.



DATE: September 28, 2007               By: /s/ Richard C. Larson
                                           -----------------------------
                                           Richard C. Larson
                                           Chief Financial Officer
                                           (Duly authorized representative)